CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated October 30, 2000, except for Note 10, as to which the date is December 1, 2000, relating to the financial statements and financial statement schedule, which appears in Asante Technologies, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/ PricewaterhouseCoopers, LLP
-------------------------------
PricewaterhouseCoopers LLP

San Jose, California
August 27, 2001




                                                                    EXHIBIT 23.1